UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2004

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2600 W. Roosevelt Road
Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

(312) 491-2500

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 2.05 Costs associated with Exit or Disposal Activities
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1 Debtors Joint Plan of Reorganization
EX-10.1 Credit and Security Agreement
EX-10 First Amendment to Credit and Security Agreement
EX-10.3 Second Amendment to Credit and Security Agreement
EX-10.4 Letter Agreement
EX-10.5 Amended and Restated Purchase and Sale Agreement
EX-10.8 Option to Purchase. Dated March 4, 2004
EX-10.9 Letter Agreement, Dated November 19, 2004
EX-10.10 Letter Agreement, Dated January 7, 2005
EX-10.11 Letter Agreement, Dated April 7, 2005
Letter Agreement
EX-99.1 Debtors Monthly Financial Reports 07/23/04-08/31/04
EX-99.2 Debtors Monthly Financial Reports 09/01/04-09/30/04
EX-99.3 Debtors Monthly Financial Reports 10/01/04-10/31/04
EX-99.4 Debtors Monthly Financial Reports 11/01/04-11/30/04
EX-99.5 Debtors Monthly Financial Reports 12/01/04-12/31/04
EX-99.6 Debtors Monthly Financial Reports 01/01/05-01/31/05
EX-99.7 Debtors Monthly Financial Reports 02/01/05-02/28/05
EX-99.8 Debtors Monthly Financial Reports 03/01/05-03/31/05
EX-99.9 Debtors Monthly Financial Reports 04/01/05-04/30/05
EX-99.10 Disclosure Statement

     All references to the “Company” or “USPL” in this Current Report on Form 8-K (“Current Report”) refer to U.S. Plastic Lumber Corp. and its subsidiaries unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this Current Report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimated”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including, but not limited to, the ability of the Company to obtain bankruptcy court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time, potential adverse publicity surrounding the Chapter 11 proceeding, the ability of the Company to comply with obligations and covenants in the debtor-in-possession (“DIP”) financing documents, the ability of the Company to fund its working capital needs through the expiration of the DIP financing and thereafter, the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations, the ability of the Company to obtain and maintain adequate relationships with vendors and customers and manage relationships with its creditors and other lenders, the ability of the Company to attract and motivate key employees, potential actions of regulatory authorities which govern the Company’s operations, the Company’s prospects for the future, the ability of the Company to develop, prosecute, confirm and consummate its plan of reorganization with respect to the Chapter 11 proceeding, the Company’s ability to implement its plan of reorganization and obtain adequate post-bankruptcy financing or other capital on commercially acceptable terms, economic conditions, changes in law or regulations and other risks described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”). Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this Current Report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the Company’s filings with the SEC.

Item 1.01. Entry into a Material Definitive Agreement.

     Debtor-in-Possession Financing

     U.S. Plastic Lumber Ltd., a wholly-owned subsidiary of the Company (the “Borrower” or “USPL Ltd.”), the Company and certain of its subsidiaries (together, the “Guarantors”) and AMPAC Capital Solutions, LLC (the “Lender” or “AMPAC”) have entered into a Credit and Security Agreement (the “DIP Agreement”), dated as of September 7, 2004, and related documents providing for a revolving credit facility (the “DIP Facility”) in the maximum amount of $3.0 million to enable the Company to continue to operate its business during the course of the Chapter 11 proceeding. Prior to the Chapter 11 filing, the Lender had purchased the outstanding secured loans of USPL Ltd. to Guaranty Business Credit Corporation and provided additional debt financing to the Company. On October 21, 2004, the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) entered a final order approving the DIP Facility, but limited the maximum amount of advances under the DIP Facility to $1.0 million. As of the date of this Current Report, the Lender has advanced the sum of $1.0 million to the Borrower pursuant to the DIP Agreement.

     The DIP Facility is secured by first priority security interests and liens on all of the assets of the Company and those subsidiaries subject to the jurisdiction of the Bankruptcy Court, including, without limitation, all accounts receivable, inventory, equipment, general intangibles, real property and all proceeds associated with such assets, subject only to fees payable to the United States Trustee and the Clerk of the Bankruptcy Court in the Chapter 11 proceeding, a carve-out for fees of professionals in the Chapter 11 proceeding (the “Carve-out”), and existing liens in favor of certain equipment lenders. The Lender was also granted in the final order a superpriority administrative expense claim in the Chapter 11 proceeding, subject to the Carve-out. The Guarantors agreed to guarantee in full all of the Borrower’s obligations under the DIP Agreement and agreed to pay, without notice or demand by the Lender, any amounts due under the DIP Facility upon non-payment by the Borrower. The outstanding balance under the revolving credit facility bears interest at a rate of 1.25% per month. During an event of default, the interest rate is subject to increase. The Borrower paid the Lender a commitment fee of $50,000 in consideration for the DIP Facility.

     The DIP Agreement includes various representations, warranties and covenants which are customary for agreements of this nature, including, but not limited to, satisfaction of reporting requirements, maintenance of a certain level of receipts and disbursements as specified in the DIP Agreement, unless otherwise agreed to by the Lender, and limitations on the incurrence of additional indebtedness. In addition, the Borrower must maintain insurance policies on the collateral under the DIP Facility. The DIP Agreement also requires that certain conditions must be met for advances under the DIP Facility, including, but not limited to, the Borrower’s compliance with a budget approved by the Lender and no material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower or the Guarantors. The terms of the DIP Facility provide for events of default which are customary for transactions of this nature, including, among other things, non-payment of any obligations under the DIP Facility, breach of any covenants under the DIP Agreement, non-payment of premiums on any insurance policies required to be maintained, and suspension of the operation of the Borrower’s business.

     The Bankruptcy Court entered an order on December 20, 2004 authorizing the Borrower to enter into the First Amendment to Credit and Security Agreement (the “First Amendment”). On December 21, 2004, the Borrower and the Lender entered into the First Amendment, pursuant to which the Lender agreed to provide a term loan to the Borrower in the amount of $500,000. The Borrower paid the Lender a fee of $35,000 in connection with the First Amendment. As of the date of this Current Report, the Lender has advanced the sum of $500,000 to the Borrower pursuant to the First Amendment.

     On March 18, 2005, the Borrower and the Lender entered into the Second Amendment to Credit and Security Agreement (the “Second Amendment”), pursuant to which the Lender agreed to advance the Borrower an additional $1.2 million and extend the maturity date of the DIP Facility to June 15, 2005. The Second Amendment also eliminated the requirement to maintain a borrowing base formula and changed the rate of interest payable by the Borrower during the period of an event of default to 18.0% of the outstanding balance. On April 6, 2005, the Bankruptcy Court entered a final order approving the Second Amendment. The Borrower paid the Lender a fee of $36,000 in connection with the Second Amendment. As of the date of this Current Report, the Lender has advanced the sum of $1.15 million to the Borrower pursuant to the Second Amendment, and has advanced in the aggregate $2.65 million pursuant to the DIP Facility.

     The DIP Facility, as amended by the First Amendment and Second Amendment, terminates and all amounts outstanding under the facility are due and payable at the earliest of (i) June 15, 2005, (ii) the date on which the Borrower elects to terminate the facility and pays the Lender a termination fee of $50,000 less the amount of interest paid to the Lender on the facility (the “termination fee”), (iii) the effective date of any confirmed plan of reorganization, (iv) the appointment by the Bankruptcy Court of a trustee, (v) the date of a conversion to a Chapter 7 proceeding, or (vi) the date the Lender demands payment of all obligations upon an event of default, in which case the Borrower must pay the Lender the termination fee.

     The DIP Agreement, the First Amendment and the Second Amendment are attached to this Current Report as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference into this Item 1.01.

     Agreement with Triax Capital Advisors, LLC

     On July 23, 2004, the Company and Triax Capital Advisors, LLC (“Triax”) entered into a letter agreement, effective July 23, 2004 upon approval of the Bankruptcy Court, which describes the financial and restructuring advisory services to be performed by Triax (the “Letter Agreement”). Triax acted as the Company’s financial advisor prior to the Chapter 11 filing. On August 25, 2004, the Bankruptcy Court entered an order approving the Letter Agreement, subject to the changes as described below. The Letter Agreement is attached to this Current Report as Exhibit 10.4, and is incorporated by reference into this Item 1.01.

     Under the Letter Agreement, Joseph E. Sarachek, Managing Partner of Triax, will serve as Chief Restructuring Officer of the Company. Triax also agreed to provide at least one additional professional to work for the Company. The Company agreed to pay Triax the following amounts: (i) hourly fees for the services of its professionals ranging from $100 to $375 per hour, with a monthly maximum compensation of $75,000 per month for hourly fees, (ii) a transaction fee that ranges from 3.0% to 6.0% of the aggregate gross proceeds of any sale of assets, refinancing or repurchase of secured debt or other financial restructuring received by the Company and increases incrementally within this range as the amount of proceeds received increases (the “transaction fee”), (iii) a financing fee of 1.0% of the aggregate amount of any financing received by the Company (the “financing fee”), and (iv) all reasonable out-of-pocket expenses incurred by Triax’s personnel.

     The Letter Agreement may be terminated by either the Company or Triax at any time after 30 days upon reasonable notice by either party, subject to Bankruptcy Court approval. Such termination will not affect any compensation earned by Triax up to the date of termination or to which it is otherwise entitled or reimbursement of expenses incurred by Triax.

     Under the Letter Agreement, the Company agreed to indemnify Triax and its personnel against all liabilities arising out of the entrance into or performance of services under the Letter Agreement, including reasonable attorneys’ fees, out-of-pocket expenses and the cost of Triax’s personnel whose time is spent in connection with such matters, except for liabilities arising out of Triax’s or such indemnified person’s bad faith, self-dealing, breach of fiduciary duty, gross negligence, reckless or willful misconduct or malpractice. The Company also agreed that Triax and its personnel will not be liable to the Company for or in connection with any act or omission to act as a result of its engagement under the Letter Agreement, except for any liability incurred by the Company to have resulted from the bad faith, self-dealing, breach of fiduciary duty, gross negligence, reckless or willful misconduct or malpractice of Triax and its personnel.

     On September 1, 2004, the Bankruptcy Court entered an order approving the Letter Agreement subject to the following changes: (i) Triax will not be entitled to the financing fee in connection with the DIP Facility, (ii) the indemnification provisions were deemed void and the Company will be entitled to seek indemnification for Triax under a plan of reorganization subject to notice to all creditors of the Company, (iii) if Triax’s engagement is terminated by the Company for cause, Triax will not be entitled to the transaction fee or the financing fee, and (iv) Triax will be entitled to seek reimbursement for the transaction fee subject to the approval of the Bankruptcy Court.

     Purchase Agreement for Ocala, Florida Facility

     On December 14, 2004, USPL Ltd. and Lees Development Company, Inc. (the “Purchaser”) entered into an Amended and Restated Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which USPL Ltd. agreed to sell to the Purchaser its 157,000 square-foot facility located in Ocala, Florida, which had been primarily used to manufacture composite products, and certain personal property assets located at the Ocala facility (collectively, the “Ocala Property”). An auction for the sale of the Ocala Property was conducted on February 7, 2005, during which the Company chose the Purchaser’s bid as the highest and best offer for the sale of the Ocala Property. The purchase price for the Ocala Property was $3.25 million in cash, plus or minus prorations and costs. The Purchase Agreement contained limited representations and warranties, which are customary for agreements entered into by companies that have filed for bankruptcy. The consummation of the sale was subject to certain conditions, including the approval of the Bankruptcy Court, which approval was granted pursuant to an order entered on February 18, 2005. The sale of the Ocala Property closed on March 7, 2005. Approximately $2.9 million of the sale proceeds were paid to AMPAC in respect of pre-petition loans made to the Company. USPL Ltd. and the Purchaser also agreed to an escrow in the amount of approximately $242,000 out of the cash purchase price to be used as mutually agreed to address certain designated environmental matters. The Purchase Agreement is attached to this Current Report as Exhibit 10.5, and is incorporated by reference into this Item 1.01.

     Agreement with Russin Lumber, Inc.

     On February 11, 2005, the Company entered into a distribution agreement (and as amended on February 25, 2005) (the “Russin Distribution Agreement”) with Russin Lumber, Inc. (“Russin”), pursuant to which Russin agreed to purchase a minimum of $2.0 million of the Company’s plastic lumber and related products in 2005 within the time frames set forth in the Russin Distribution Agreement. Russin was a vendor of the Company prior to the Chapter 11 filing and is a creditor of the Company in the Chapter 11 proceeding. Russin has the right at its sole option to extend the Russin Distribution Agreement yearly through 2010, which election if made will obligate Russin to purchase minimum amounts as specified in the Russin Distribution Agreement, which amount increases on a percentage basis over the prior year’s minimum purchase. Subject to certain geographical limitations and exceptions, the Russin Distribution Agreement provides for a primary distributor arrangement with Russin which automatically renews in the event that Russin elects to extend the term as described above. Pending confirmation of the plan of reorganization described below in Item 8.01 to this Current Report, Russin will have the right to return all unsold, uninstalled new products for credit or a full cash refund. The Company agreed to accept the return of up to $300,000 of product inventory presently located at Russin by crediting Russin based on a certain formula, as provided in the Russin Distribution Agreement. On March 17, 2005, the Bankruptcy Court entered an order approving the Russin Distribution Agreement.

     Extension of Option to Purchase Chicago Property

     USPL Ltd. is party to an Option to Purchase, dated as of March 4, 2004 (the “Option Agreement”), with 2600 Roosevelt Associates, L.L.C. (“2600 Roosevelt”), pursuant to which USPL Ltd. was granted an option to purchase certain real property in Chicago, Illinois for $4.5 million. During the course of the Chapter 11 proceeding, USPL Ltd. has entered into four letter agreements with 2600 Roosevelt, dated November 19, 2004, January 7, 2005, April 7, 2005 and June 7, 2005 (collectively, the “letter agreements”), for the extension of the purchase option. The purchase option is currently extended through August 31, 2005. The Option Agreement and the letter agreements are attached to this Current Report as Exhibits 10.8, 10.9, 10.10, 10.11 and 10.12, respectively, and are incorporated by reference into this Item 1.01.

     The foregoing brief summaries of the agreements entered into by the Company are not intended to be complete and are qualified in their entirety by reference to the agreements attached as exhibits to this Current Report or to be filed by amendment to this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On March 7, 2005, the Company completed the sale of its facility in Ocala, Florida pursuant to the Purchase Agreement as described above in Item 1.01, which description is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On September 7, 2004, the Company and the Lender entered into the DIP Agreement described above in Item 1.01, which description is incorporated by reference into this Item 2.03.

Item 2.05 Costs associated with Exit or Disposal Activities.

     As described above in Item 1.01, the Company sold its facility located in Ocala, Florida pursuant to the Purchase Agreement and exited the composite manufacturing business. The decision to discontinue the production of composite lumber products was a result of the following: the Company’s lack of a competitive position and product in the composite manufacturing market; the Company’s inability to produce enough volume on an annual basis to meet overhead expenses; and the Company’s unfavorable experience with warranty claims which were in excess of $10.0 million as of July 23, 2004, the date on which the Company filed its Chapter 11 petition for reorganization. The Company’s workforce was reduced by approximately 34 employees in connection with this sale and the discontinuance of these operations. Activities related to this sale were completed effective as of March 7, 2005. The total cost of the restructuring resulting from this sale and the Company’s exit from the composite manufacturing business was $11,337,861. The major types of costs associated with this sale and exit and the estimated total amounts of these costs are as follows:

Estimated Current Costs
Loss on Sale of Assets	$11,333,871
Estimated Retention/Severance	25,000
Estimated Environmental	160,000
Estimated Financial and Advisory Fees	97,500
Estimated Legal Fees	20,000

Total Estimated Current Costs	$11,636,371

Estimated Future Costs
Estimated Environmental	$232,000
Estimated Legal Fees	10,000

Total Estimated Future Costs	$242,000

Total Estimated Costs	$11,878,371

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 31, 2005, the board of directors of the Company selected Bruce C. Disbrow to become the Company’s President and Chief Executive Officer. Mr. Disbrow, age 50, was most recently President and Chief Executive Officer of DonTech, a directory publishing joint venture between RH Donnelly Corporation and SBC Communications Inc., from September 1994 to February 2003. No employment agreement has been entered into between the Company and Mr. Disbrow at this time. Any such agreement would be subject to Bankruptcy Court approval.

Item 7.01 Regulation FD Disclosure.

     On May 31, 2005, the Company and its subsidiaries subject to the jurisdiction of the Bankruptcy Court filed with the Bankruptcy Court their proposed disclosure statement (the “Disclosure Statement”) relating to the plan of reorganization described below. The Disclosure Statement also describes other events that have occurred during the Chapter 11 proceeding. The Disclosure Statement is attached to this Current Report as Exhibit 99.10, and is incorporated by reference into this Item 7.01.

     In accordance with General Instruction B.2 to Form 8-K, the information included in this Item 7.01 in this Current Report, including Exhibit 99.10, that is being furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

     Proposed Joint Plan of Reorganization

     On May 23, 2005, the Company and its subsidiaries subject to the jurisdiction of the Bankruptcy Court filed with the Bankruptcy Court their proposed joint plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Code”). The Bankruptcy Court has set a July 15, 2005 hearing date to evaluate the adequacy of the Disclosure Statement relating to the Plan. The Plan, which is subject to the approval of the Bankruptcy Court, is attached as Exhibit 2.1 to this Current Report, and is incorporated by reference into this Item 8.01.

     Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Company and the condition of the Company’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective if and when it receives the requisite approval as is required by the Code and is confirmed by the Bankruptcy Court.

     Monthly Financial Reports

     USPL and USPL Ltd. filed monthly financial reports (the “Reports”) with the Bankruptcy Court in connection with its voluntary petition for reorganization under Chapter 11 of the Code, Case No. 04-33579-BKC-PGH. The Reports set forth certain financial information regarding USPL and USPL Ltd. for the periods listed below:

(1)	July 23, 2004 to August 31, 2004;

(2)	September 1, 2004 to September 30, 2004;

(3)	October 1, 2004 to October 31, 2004;

(4)	November 1, 2004 to November 30, 2004;

(5)	December 1, 2004 to December 31, 2004;

(6)	January 1, 2005 to January 31, 2005;

(7)	February 1, 2005 to February 28, 2005;

(8)	March 1, 2005 to March 31, 2005; and

(9)	April 1, 2005 to April 30, 2005.

     The Reports are included with this Current Report as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, 99.8 and 99.9 and are incorporated by reference into this Item 8.01.

     Certain of the attachments to the Reports and the monthly financial reports of the Company’s subsidiaries, other than USPL Ltd., are not included in this Current Report, but are available at the office of the United States Bankruptcy Court, Southern District of Florida, 299 E. Broward Blvd., Room 112, Fort Lauderdale, Florida 33301; (954) 769-5700. The Company will also provide, at no cost, upon written or oral request, copies of any of these omitted documents. Requests should be directed to: Steven Spitzer, U.S. Plastic Lumber Corp., 2600 W. Roosevelt Road, Chicago, Illinois, Florida 60606; (312) 491-2500.

     THE REPORTS CONTAIN FINANCIAL INFORMATION THAT HAS NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, IS NOT PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS. THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE UPON THE INFORMATION CONTAINED IN THE REPORTS WHICH CONTAIN UNAUDITED INFORMATION AND ARE IN A FORMAT PRESCRIBED BY THE APPLICABLE BANKRUPTCY LAWS. THERE CAN BE NO ASSURANCE THAT THE REPORTS ARE COMPLETE. THE REPORTS ALSO CONTAIN INFORMATION FOR PERIODS THAT MAY BE SHORTER OR OTHERWISE DIFFERENT FROM THOSE CONTAINED IN THE COMPANY’S REPORTS FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description
2.1	Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code of U.S. Plastic Lumber Corp., U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation and U.S. Plastic Lumber IP Corporation., dated as of May 23, 2005.

10.1	Credit and Security Agreement, dated as of September 7, 2004, by and among U.S. Plastic Lumber Ltd., as Debtor and Debtor in Possession, as the Borrower, certain affiliates of U.S. Plastic Lumber Ltd., as Debtors and Debtors in Possession, as the Guarantors, and AMPAC Capital Solutions, LLC, as the Lender.

10.2	First Amendment to Credit and Security Agreement, dated as of December 21, 2004, by and between AMPAC Capital Solutions, LLC and U.S. Plastic Lumber Ltd.

10.3	Second Amendment to Credit and Security Agreement, dated as of March 18, 2005, by and between AMPAC Capital Solutions, LLC and U.S. Plastic Lumber Ltd.

10.4	Letter Agreement, dated as of July 23, 2004, between U.S. Plastic Lumber Corp. and Triax Capital Advisors, LLC.

10.5	Amended and Restated Purchase and Sale Agreement, dated as of December 14, 2004, by and between U.S. Plastic Lumber Ltd. and Lees Development Company, Inc.

10.6*	Russin Lumber, Inc. Distribution Agreement, dated as of February 11, 2005.

10.7*	Amendment, dated as of February 25, 2005, to Russin Lumber, Inc. Distribution Agreement, dated as of February 11, 2005.

10.8	Option to Purchase, dated as of March 4, 2004, between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

10.9	Letter Agreement, dated November 19, 2004 between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

10.10	Letter Agreement, dated January 7, 2005, between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

10.11	Letter Agreement, dated April 7, 2005, between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

10.12	Letter Agreement, dated June 7, 2005, between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

99.1	Monthly financial report of USPL and USPL Ltd. for period from July 23, 2004 to August 31, 2004.

99.2	Monthly financial report of USPL and USPL Ltd. for period from September 1, 2004 to September 30, 2004.

99.3	Monthly financial report of USPL and USPL Ltd. for period from October 1, 2004 to October 31, 2004.

99.4	Monthly financial report of USPL and USPL Ltd. for period from November 1, 2004 to November 30, 2004.

99.5	Monthly financial report of USPL and USPL Ltd. for period from December 1, 2004 to December 31, 2004.

99.6	Monthly financial report of USPL and USPL Ltd. for period from January 1, 2005 to January 31, 2005.

99.7	Monthly financial report of USPL and USPL Ltd. for period from February 1, 2005 to February 28, 2005.

99.8	Monthly financial report of USPL and USPL Ltd. for period from March 1, 2005 to March 31, 2005.

99.9	Monthly financial report of USPL and USPL Ltd. for period from April 1, 2005 to April 30, 2005.

99.10	Disclosure Statement for Joint Plan of Reorganization of U.S. Plastic Lumber Corp., U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation and U.S. Plastic Lumber IP Corporation., dated as of May 23, 2005.

*	To be filed by amendment.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP.
(Registrant)

Date: June 15, 2005	By:	/s/ Bruce C. Disbrow

Name: Bruce C. Disbrow
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code of U.S. Plastic Lumber Corp., U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation and U.S. Plastic Lumber IP Corporation., dated as of May 23, 2005.

10.1	Credit and Security Agreement, dated as of September 7, 2004, by and among U.S. Plastic Lumber Ltd., as Debtor and Debtor in Possession, as the Borrower, certain affiliates of U.S. Plastic Lumber Ltd., as Debtors and Debtors in Possession, as the Guarantors, and AMPAC Capital Solutions, LLC, as the Lender.

10.2	First Amendment to Credit and Security Agreement, dated as of December 21, 2004, by and between AMPAC Capital Solutions, LLC and U.S. Plastic Lumber Ltd.

10.3	Second Amendment to Credit and Security Agreement, dated as of March 18, 2005, by and between AMPAC Capital Solutions, LLC and U.S. Plastic Lumber Ltd.

10.4	Letter Agreement, dated as of July 23, 2004, between U.S. Plastic Lumber Corp. and Triax Capital Advisors, LLC.

10.5	Amended and Restated Purchase and Sale Agreement, dated as of December 14, 2004, by and between U.S. Plastic Lumber Ltd. and Lees Development Company, Inc.

10.6*	Russin Lumber, Inc. Distribution Agreement, dated as of February 11, 2005.

10.7*	Amendment, dated as of February 25, 2005, to Russin Lumber, Inc. Distribution Agreement, dated as of February 11, 2005.

10.8	Option to Purchase, dated as of March 4, 2004, between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

10.9	Letter Agreement, dated as of November 19, 2004 between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

10.10	Letter Agreement, dated January 7, 2005, between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

10.11	Letter Agreement, dated April 7, 2005, between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

10.12	Letter Agreement, dated June 7, 2005, between 2600 Roosevelt Associates, L.L.C. and U.S. Plastic Lumber Ltd.

99.1	Monthly financial report of USPL and USPL Ltd. for period from July 23, 2004 to August 31, 2004.

99.2	Monthly financial report of USPL and USPL Ltd. for period from September 1, 2004 to September 30, 2004.

99.3	Monthly financial report of USPL and USPL Ltd. for period from October 1, 2004 to October 31, 2004.

99.4	Monthly financial report of USPL and USPL Ltd. for period from November 1, 2004 to November 30, 2004.

99.5	Monthly financial report of USPL and USPL Ltd. for period from December 1, 2004 to December 31, 2004.

99.6	Monthly financial report of USPL and USPL Ltd. for period from January 1, 2005 to January 31, 2005.

99.7	Monthly financial report of USPL and USPL Ltd. for period from February 1, 2005 to February 28, 2005.

99.8	Monthly financial report of USPL and USPL Ltd. for period from March 1, 2005 to March 31, 2005.

99.9	Monthly financial report of USPL and USPL Ltd. for period from April 1, 2005 to April 30, 2005.

99.10	Disclosure Statement for Joint Plan of Reorganization of U.S. Plastic Lumber Corp., U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation and U.S. Plastic Lumber IP Corporation., dated as of May 23, 2005.

*	To be filed by amendment.